EXHIBIT 10.1

SUPPORT AGREEMENT
This Support Agreement, dated June 6, 2024 (this “Agreement”), is by and among the persons and entities listed on Exhibit A hereto (collectively, “Stockholder”), Britain Peakes (the “Appointee”) and Noodles & Company (the “Company”).
RECITALS
WHEREAS, the Company and Stockholder have engaged in various discussions and communications concerning the Company’s business, financial performance and other matters;
WHEREAS, Stockholder is deemed to beneficially own shares of common stock of the Company, par value $0.01 (the “Common Stock”), totaling, in the aggregate, 4,300,000 shares, or approximately 9.48%, of the Common Stock issued and outstanding on the date hereof; and
WHEREAS, the Company has determined that it is in the best interests of the Company and its shareholders and Stockholder has determined that it is in its best interests to come to an agreement with respect to certain matters in respect of the Board of Directors of the Company (the “Board”) and certain other matters, as provided in this Agreement.
NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Board Representation and Board Matters.
(a)The Company currently has one (1) vacancy on the Board and has appointed the Appointee to fill this vacancy. The Appointee has previously executed and delivered to the Company a completed director and officer questionnaire, in the form provided to Stockholder.
(b)At all times while serving as a member of the Board, the Appointee shall comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members, including the Company’s code of business conduct and ethics, securities trading policies, anti-hedging policies, Regulation FD-related policies, director confidentiality policies and corporate governance guidelines, and preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees (all subject to Section 4 of this Agreement).
(c)If at any time after the date hereof Stockholder or any of the Stockholder Affiliates breaches in any material respect any of the terms of this Agreement and (A) if such breach is curable, fails to cure such breach within five days following the receipt of written notice thereof from the Company specifying such breach or (B) if such breach is not curable, immediately upon the receipt of written notice thereof from the Company specifying such breach, the Appointee shall resign immediately and the Company shall have no further obligations under this Section 1.

(d)Upon the execution of this Agreement, Stockholder irrevocably agrees not to (i) nominate any person for election at the 2025 Annual Meeting, (ii) submit any proposal for consideration at, or bring any other business before, the 2025 Annual Meeting, directly or indirectly, or (iii) initiate, encourage or participate in any “withhold” or similar campaign with respect to the 2025 Annual Meeting, directly or indirectly, and shall not permit any of its Affiliates to do any of the items in this Section 1(d). Stockholder shall not publicly or privately encourage or support any other stockholder or third party to take any of the actions described in this Section 1(d).
(e)The Company agrees that, unless (x) the Board otherwise determines in good faith that it would not be in the best interests of the Company or its stockholders and/or (y) the Stockholder’s Net Long Position is less than nine percent (9.0%) (expressed as a percentage of the Company’s then outstanding shares of Common Stock) as of any date between the date hereof and the filing of the proxy statement for the 2025 Annual Meeting, it shall take all necessary actions to nominate the Appointee as a director for election to the Board at the 2025 Annual Meeting, to list the Appointee in the proxy statement and the proxy card prepared, filed and delivered in connection with the 2025 Annual Meeting and to solicit proxies for the election of the Appointee at the 2025 Annual Meeting in the same manner as it solicits proxies for the election of the Company’s other director nominees, and recommend for election the Appointee at the 2025 Annual Meeting in the same manner as it recommends for the election of the Company’s other director nominees.
(f)Notwithstanding anything to the contrary, (i) if Appointee is not elected to the Board at the 2025 Annual Meeting, Section 2 of this Agreement (including all provisions thereunder) and Section 5 shall automatically terminate in their entirety and have no further force and (ii) if the Company notifies Stockholder in writing at least ten (10) business days prior to the expiration of the Standstill Period that it intends to nominate Appointee as a director for election at the Company’s 2026 Annual Meeting, (A) all references in Section 1(d) and 1(e) to the “2025 Annual Meeting” shall be deemed to refer to the “2026 Annual Meeting” and (B) the reference to the “2026 Annual Meeting” in Section 2(a) shall be deemed to be the “2027 Annual Meeting” (i.e., the Standstill Period shall be deemed extended for an additional approximate one year); provided that, if such notification is made but Appointee is not elected to the Board at the 2026 Annual Meeting, then Section 2 of this Agreement (including all provisions thereunder) and Section 5 shall automatically terminate in their entirety and have no further force and effect.
2.Certain Other Matters.
(a)Stockholder agrees that, from the date of this Agreement until the later of (x) 12:01 a.m. on the 30th day prior to the advance notice deadline for making director nominations at the 2026 annual meeting of shareholders and (y) thirty days after the date that the Appointee ceases to serve as a director (the “Standstill Period”), no member of Stockholder shall, directly or indirectly, and each member of

Stockholder shall cause each Stockholder Affiliate not to, directly or indirectly (it being understood and agreed that the following restrictions shall not apply to the Appointee’s boardroom discussions conducted solely in such person’s capacity as a director of the Company):
(i)(A) solicit proxies or written consents of stockholders or conduct any other type of referendum (binding or non-binding) with respect to, or from the holders of, the Voting Securities (as defined herein), or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in or assist any Third Party (as defined herein) in any “solicitation” of any proxy, consent or other authority (as such terms are defined under the Exchange Act) to vote any shares of the Voting Securities (other than such encouragement, advice or influence that is consistent with Company management’s recommendation in connection with such matter) or (B) control or exert influence over or seek to control or exert influence over the voting of any Voting Securities as to which a Third Party that is a counterparty to any Net Long Position of Stockholder possesses power to vote or direct the voting (other than such control or influence that is consistent with Company management’s recommendation in connection with such matter);
(ii)encourage, advise or influence any other person or assist any Third Party in so encouraging, assisting or influencing any person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum (other than such encouragement, advice or influence that is consistent with Company management’s recommendation in connection with such matter);
(iii)form or join in a partnership, limited partnership, syndicate or other group, including a “group” as defined under Section 13(d) of the Exchange Act, with respect to the Voting Securities (including any Net Long Position), or otherwise support or participate in any effort by a Third Party with respect to the matters set forth herein;
(iv)present at any annual meeting or any special meeting of the Company’s stockholders or through action by written consent any proposal for consideration for action by stockholders or seek the removal of any member of the Board or propose any nominee for election to the Board or seek representation on the Board;
(v)sell, offer or agree to sell directly or indirectly, through swap, hedging, derivative transactions or otherwise, the securities of the Company or any rights decoupled from the underlying securities held by Stockholder to any person or entity not a party to this agreement (a “Third Party”) that would knowingly result in such Third Party, together with its Affiliates, owning, controlling or otherwise having any beneficial or other ownership interest in the aggregate of 5% or more of the shares of Common Stock outstanding at such time or would knowingly increase the beneficial or other ownership interest of any Third Party who, together with its Affiliates, has a beneficial or other ownership interest in the aggregate of 5% or more of the shares of Common Stock outstanding at such time, except in each case in a transaction approved by the Board;
(vi)grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for any annual meeting or special meeting of stockholders) or deposit any Voting Securities of the Company in a voting trust or subject them to a voting agreement or other arrangement of similar effect with respect to any annual meeting or special meeting except as provided in Section 2(b) below, or action by written consent (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like);
(vii)make any request for shareholders list materials or other books and records of the Company under Section 220 of the Delaware General Corporation Law or otherwise;
(viii)institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions) (other than for purposes of enforcement of this Agreement);
(ix)without the prior approval of the Board, separately or in conjunction with any other person or entity in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, propose (publicly, privately or to the Company) or participate in, effect or seek to effect, any tender offer or exchange offer, merger, acquisition, reorganization, restructuring, recapitalization, extraordinary dividend, significant share repurchase, or any similar transaction or other business combination involving the Company or any of its subsidiaries or its or their securities or a material amount of the assets or businesses of the Company, any of the Company’s Affiliates, or any subsidiary, business, venture or division of the foregoing, or encourage, initiate or support any other Third Party in any such activity;
(x)purchase or cause to be purchased or otherwise acquire or agree to acquire Beneficial Ownership of any Voting Securities, if in any such case, immediately after the taking of such action, Stockholder would, in the aggregate, collectively beneficially own, or have an economic interest in, an amount that would exceed twenty percent (20.0%) of the then outstanding shares of Common Stock;

(xi)take any action, alone or with a Third Party, in support of or make any proposal or request, other than through the Appointee, that constitutes (A) controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number of directors or to fill any vacancies on the Board, (B) any material change in the capitalization, share repurchase programs and practices, capital allocation programs and practices or dividend policy of the Company, (C) any other material change in the Company’s management, business or corporate structure or (D) seeking to have the Company waive or make amendments or modifications to the Company’s certificate of incorporation or bylaws;
(xii)enter into any discussions, negotiations, arrangements or understandings with any Third Party with respect to the matters set forth in this Section 2(a);
(xiii)request, directly or indirectly, any amendment or waiver of the foregoing which request would reasonably likely require public disclosure by Stockholder or the Company; or
(xiv)contest the validity of, or publicly request any waiver of, the obligations set forth in this Section 2(a).
(b)Until the end of the Standstill Period, Stockholder and the Stockholder Affiliates shall cause all Voting Securities owned by them directly or indirectly, whether owned of record or Beneficially Owned, as of the record date for any annual or special meeting of stockholders or in connection with any solicitation of shareholder action by written consent (each a “Shareholders Meeting”) within the Standstill Period, in each case that are entitled to vote at any such Shareholders Meeting, to be present for quorum purposes and to be voted, at all such Shareholders Meetings or at any adjournments or postponements thereof, (i) for all directors nominated by the Board for election at such Shareholders Meeting and (ii) in accordance with the recommendation of the Board on any other proposals or other business that comes before any Shareholder Meeting, including with respect to the 2025 Annual Meeting and, if the Standstill Period is extended and in effect pursuant to Section 1(f)(ii), the 2026 Annual Meeting.
3.Public Announcements. Promptly following the execution of this Agreement, the Company and Stockholder shall announce this Agreement and the material terms hereof by means of a jointly issued, mutually agreeable press release in the form attached hereto as Exhibit B (the “Press Release”). During the Standstill Period, neither the Company nor Stockholder, nor any Stockholder Affiliate, shall make or cause to be made any public announcement or statement that is inconsistent with or contrary to the statements made in the Press Release, except as required by law or the rules of any stock exchange or with the prior written consent of the other party. The Company acknowledges that Stockholder intends to file this Agreement (together with applicable exhibits) and the agreed-upon Press Release as an exhibit to its Schedule 13D pursuant to an amendment that the Company shall have the opportunity to review in advance. The Company understands that, by virtue of her appointment to the Board, Appointee shall be included as a filing person (inclusive of any shares of Common Stock beneficially owned by Appointee) on such amended Schedule 13D. The Company shall have an opportunity to review in advance any Schedule 13D filing made by Stockholder with respect to this Agreement or the matters addressed herein. Stockholder acknowledges and agrees that the Company intends to file this Agreement and file or furnish the Press Release with the SEC as exhibits to a Current Report on Form 8-K and to file this Agreement as an exhibit to future filings with the SEC.
4.Confidentiality Agreement. The Company hereby agrees that: (i) the Appointee is permitted to and may provide confidential information to officers and employees of Stockholder subject to and solely in accordance with the terms of the confidentiality agreement in the form attached hereto as Exhibit C (the “Confidentiality Agreement”) (which Stockholder agrees to execute and deliver to the Company simultaneously with Stockholder’s execution and delivery of this Agreement and cause the Appointee and such officers and employees of Stockholder to abide by) and (ii) the Company will execute and deliver the Confidentiality Agreement to Stockholder substantially contemporaneously with execution and delivery thereof by the other signatories thereto.
5.Non-Disparagement. During the Standstill Period, Stockholder and the Company agree not to make, or cause to be made (whether directly or indirectly), any statement or announcement that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages, the other party or their respective business, operations or financial performance, officers or directors or any person who has served as an officer or director of either party in the past, or who serves on or following the date of this Agreement as an officer, director or agent of either party (a) in any document or report filed with or furnished to the SEC or any other governmental agency, (b) in any press release or other publicly available format or (c) to any stockholder, investor, research analyst, journalist or member of the media (including without limitation, in a television, radio, internet, newspaper or magazine interview).
6.Representations and Warranties of All Parties. Each of the parties represents and warrants to the other party that: (a) such party has all requisite company power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (c) this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.
7.Representations and Warranties of Stockholder. Each member of Stockholder jointly represents and warrants that, as of the date of this Agreement, (a) Stockholder, together with all of the Stockholder Affiliates, collectively Beneficially Own, an aggregate of 4,300,000 shares of Common Stock; (b) except for such ownership, no member of Stockholder, individually or in the aggregate with all other members of Stockholder and the Stockholder Affiliates, has any other Beneficial Ownership of, and/or economic exposure to, any Voting Securities, including through any derivative transaction described in the definition of “Beneficial Ownership” above; and (c) Stockholder collectively with the Stockholder Affiliates, have a Net Long Position of 4,300,000 shares of Common Stock. For avoidance of doubt, the shares reported in this Section 7 exclude shares of Common Stock (339 shares) beneficially owned by Appointee to be reported on the amended Schedule 13D (as referenced in Section 3) giving effect to the execution hereof.
8.Certain Defined Terms. For purposes of this Agreement:
(a)The term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act.
(b)“Beneficial Ownership” of Voting Securities means ownership of: (i) Voting Securities, (ii) rights or options to own or acquire any Voting Securities (whether such right or option is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such person), compliance with regulatory requirements or otherwise) and (iii) any other economic exposure to Voting Securities, including through any derivative transaction that gives any such person or any of such person’s controlled Affiliates the economic equivalent of ownership of an amount of Voting Securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of Voting Securities, or which provides such person or any of such person’s controlled Affiliates an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any increase in the value of Voting Securities, in any case without regard to whether (x) such derivative conveys any voting rights in Voting Securities to such person or any of such person’s Affiliates, (y) the derivative is required to be, or capable of being, settled through delivery of Voting Securities, or (z) such person or any of such person’s Affiliates may have entered into other transactions that hedge the economic effect of such Beneficial Ownership of Voting Securities.
(c)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(d)The term “Net Long Position” shall mean: such shares of Common Stock Beneficially Owned, directly or indirectly, that constitute such person’s net long position as defined in Rule 14e-4 under the Exchange Act mutatis mutandis, provided that “Net Long Position” shall not include any shares as to which such person does not have the right to vote or direct the vote or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.
(e)The terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.
(f)“SEC” shall mean the Securities and Exchange Commission.
(g)“Voting Securities” shall mean the Common Stock, and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for Common Stock or other securities, whether or not subject to the passage of time or other contingencies.
9.Miscellaneous. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law. This Agreement shall be construed in accordance with, and this Agreement and all disputes hereunder shall be governed by, the laws of the State of Delaware, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment in any such action, suit or proceeding may be brought, on a non-exclusive basis, in any federal or state court of competent jurisdiction in the aforesaid courts. By execution and delivery of this Agreement, each of the parties hereto irrevocably accepts and submits itself to the non-exclusive jurisdiction of any such court, generally and unconditionally, with respect to any such action, suit or proceeding and waives any defense of forum non conveniens or based upon venue if such action, suit or proceeding is brought in accordance with this provision.
10.No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
11.Entire Agreement. This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.
12.Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when email is sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:
if to the Company:
Noodles & Company
520 Zang Street, Suite D
Broomfield, Colorado 80021
Attention:    Melissa Heidman
Email:        mheidman@noodles.com
if to Stockholder:
Hoak & Co.
3963 Maple Avenue, Suite 450
Dallas, Texas 75219
Attention:    J. Hale Hoak
Email:        hale@hoakco.com

13.Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.
14.Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.
15.Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.
16.No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.
17.Fees and Expenses. Neither the Company, on the one hand, nor Stockholder, on the other hand, will be responsible for any fees or expenses of the other in connection with this Agreement.
18.Interpretation and Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term “including” shall be deemed to mean “including without limitation” in all instances.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.
Noodles & Company
By:    /s/ MELISSA HEIDMAN
Name:    Melissa M. Heidman
Title    EVP, General Counsel & Secretary
Hoak Public Equities, L.P.
By:    /s/ J. HALE HOAK
Name:    J. Hale Hoak
Title    President, Hoak & Co.,
    GP of Hoak Fund Management, L.P.,
    GP of Hoak Public Equities, L.P.

Hoak & Co.
By:    /s/ J. HALE HOAK
Name:    J. Hale Hoak
Title    President
J. Hale Hoak
By:    /s/ J. HALE HOAK
Hoak Fund Management, L.P.
By:    /s/ J. HALE HOAK
Name:    J. Hale Hoak
Title    President, Hoak & Co., GP of Hoak Fund Management, L.P.,
James M. Hoak, Jr.
By:    /s/ JAMES M. HOAK JR.
Zierk Family 2010 Irrevocable Trust
By:    /s/ J. HALE HOAK
Name:    J. Hale Hoak
Title    Trustee
Britain Peakes
By:    /s/ BRITAIN PEAKES

EXHIBIT A

THE HOAK PARTIES

James M. Hoak, Jr.
J. Hale Hoak
Hoak Public Equities, L.P.
Zierk Family 2010 Irrevocable Trust
Hoak & Co.
Hoak Fund Management, L.P.

EXHIBIT B

Form of Press Release

Noodles & Company Appoints Britain Peakes to its Board of Directors

BROOMFIELD, Colo., June 10, 2024 – Noodles & Company (NDLS), the national fast-casual chain known for its globally-inspired noodle bowls, best-in-class service, and values-centric culture, has appointed Britain Peakes as a director on its Board of Directors (Board), effective June 10, 2024.
Ms. Peakes is a seasoned finance and investment professional with experience in both private and public markets. As a principal investor at Hoak & Co., she oversees a comprehensive range of responsibilities, including sourcing, due diligence, transaction negotiation and execution, portfolio management, and financial analysis across real estate, private equity, and public equity sectors. Before her tenure at Hoak & Co., Ms. Peakes held various roles at HBC Investments, Blackhill Partners, ACS, RM Crowe, and Ernst & Young. She holds a Master of Science in Accounting and a Bachelor of Business Administration from Southern Methodist University.

“We are delighted to welcome Ms. Peakes to our Board,” said Jeff Jones, Chairman of the Board at Noodles & Company. “Her background in finance, coupled with her strategic acumen, make her a great asset for our Board."
“I am pleased to join the Board of Directors at Noodles & Company,” said Ms. Peakes. “I have long admired the Company’s commitment to quality, innovation, and guest satisfaction. As a director, I look forward to contributing to the Company’s strategic growth initiatives in support of its mission to deliver exceptional dining experiences.”

Ms. Peakes joins the Board as part of a Support Agreement (the “Agreement”) entered into between Noodles & Company and Hoak Public Equities, L.P. (together with its affiliates, “Hoak”), which owns approximately 9.48% of the Company’s outstanding shares. Pursuant to the Agreement, Hoak has agreed to customary standstill, voting, and confidentiality commitments, among other provisions. Additional details about the Agreement are contained in a Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on June 10, 2024.
“We have a productive and collegial relationship with Hoak & Co., and we share a commitment to building and increasing shareholder value,” said Jeff Jones.
About Noodles & Company
Since 1995, Noodles & Company has been serving guests Uncommon Goodness and noodles your way, with noodles and flavors you know and love and new ones you're about to discover. From indulgent Wisconsin Mac & Cheese to better-for-you Zoodles and Other Noodles, the company serves a world of flavor in every bowl. Made up of more than 460 restaurants and thousands of passionate team members and named one of the Most Trustworthy Companies in America, America's Favorite Restaurants and Best Loyalty Programs by Newsweek in 2024, and one of the Top 500 Franchises by Franchise Times, Noodles is well-known for its delicious noodles and industry-leading team member benefits. Noodles has been recognized by Forbes as one of America's Best Employers for Diversity in 2021, 2022, 2023, and 2024, and one of America's Best Employers for Women in 2021. Additionally, QSR named Noodles one of 2022 and 2023's Best Brands to Work For, and the Denver Business Journal has called Noodles one of 2023's Best Places to Work for its unique culture focused on Uncommon Goodness and built on the value of "Loving Life," which begins by nourishing and inspiring its communities and every team member and guest who walks through the door. The company has also earned the Women in the Lead Certification for its investment in women-empowering initiatives for its female team members and has proudly partnered with the Multicultural Foodservice & Hospitality Alliance to build cultural intelligence within its teams. To learn more and to find the location nearest you, visit www.noodles.com.
Media Contact:
Danielle Moore
press@noodles.com

EXHIBIT C
CONFIDENTIALITY AGREEMENT

Noodles & Company
520 Zang Street, Suite D
Broomfield, Colorado 80021

June 6, 2024
To:     Each of the persons or entities listed on Schedule A hereto (“Hoak” or “you”)

Ladies and Gentlemen:
This letter agreement shall become effective upon the appointment of the Appointee to the Board of Directors (the “Board”) of Noodles & Company (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Support Agreement (the “Support Agreement”), dated as of June 6, 2024, among the Company and Hoak. The Company understands and agrees that, subject to the terms of, and in accordance with, this letter agreement, the Appointee may, if and to the extent she desires to do so (and subject to her fiduciary duties), confidentially disclose information (including, without limitation, Company information, Board meeting materials and communications among Board members) he or she obtains while serving as a member of the Board to you and the Specified Hoak Personnel (as hereinafter defined), and may discuss such information with such persons, subject to the terms and conditions of this Agreement. As a result, you may receive certain non-public information regarding the Company. You acknowledge that this information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. In consideration for, and as a condition of, the information being furnished to you and, subject to the restrictions in paragraph 2, the persons set forth on Schedule B hereto (collectively, the “Specified Hoak Personnel”), you agree to treat any and all information concerning or relating to the Company or any of its subsidiaries or affiliates that is furnished to you or the Specified Hoak Personnel (regardless of the manner in which it is furnished, including in written or electronic format or orally, gathered by visual inspection or otherwise) by the Appointee, or by or on behalf of the Company or any Company Representatives (as defined below), together with any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Evaluation Material”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth.
1. The term “Evaluation Material” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or the Specified Hoak Personnel, (ii) was within your or any of the Specified Hoak Personnel’s possession on a non-confidential basis prior to its being furnished to you by the Appointee, or by or on behalf of the Company or its agents, representatives, attorneys, advisors, directors, officers or employees (collectively, the “Company Representatives”) or (iii) is received from a source other than the Appointee, the Company or any of the Company Representatives; provided, that in the case of (ii) or (iii) above, the source of such information was not believed by
1

you, after reasonable inquiry of the disclosing person, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other person with respect to such information at the time the information was disclosed to you.
2. You and the Specified Hoak Personnel will, and you will cause the Specified Hoak Personnel to, (a) keep the Evaluation Material strictly confidential and (b) not disclose any of the Evaluation Material in any manner whatsoever without the prior written consent of the Company; provided, however, that you may privately disclose any of such information to the Specified Hoak Personnel (i) who need to know such information for the sole purpose of advising you on your investment in the Company and (ii) who are informed by you of the confidential nature of such information and agree to abide for the benefit of the Company by the terms hereof; provided, further, that you will be responsible for any violation of this letter agreement by the Specified Hoak Personnel as if they were parties hereto. It is understood and agreed that the Appointee shall not disclose to you or the Specified Hoak Personnel any Legal Advice (as defined below) that may be included in the Evaluation Material. “Legal Advice” as used herein shall be limited to privileged legal advice provided by legal counsel to the Company (as determined by the Company).
3. In the event that you or any of the Specified Hoak Personnel are required by applicable subpoena, legal process or other legal requirement to disclose any of the Evaluation Material, you will promptly notify (except where such notice would be legally prohibited) the Company in writing by electronic mail and certified mail so that the Company may seek a protective order or other appropriate remedy (and if the Company seeks such an order, you will provide such cooperation as the Company shall reasonably request), at its cost and expense. Nothing herein shall be deemed to prevent you or the Specified Hoak Personnel, as the case may be, from honoring a subpoena, legal process or other legal requirement that requires discovery, disclosure or production of the Evaluation Material if (a) you produce or disclose only that portion of the Evaluation Material which your outside legal counsel of national standing advises you in writing is legally required to be so produced or disclosed and you inform the recipient of such Evaluation Material of the existence of this letter agreement and the confidential nature of such Evaluation Material; or (b) the Company consents in writing to having the Evaluation Material produced or disclosed pursuant to the subpoena, legal process or other legal requirement. In no event will you or any of the Specified Hoak Personnel oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Evaluation Material or to obtain reliable assurance that confidential treatment will be afforded the Evaluation Material. For the avoidance of doubt, it is understood that there shall be no “legal requirement” requiring you to disclose any Evaluation Material solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative or other voluntary transactions with respect to the common stock of the Company or otherwise proposing or making an offer to do any of the foregoing, or you would be unable to file any proxy materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder.
4. You acknowledge that (a) none of the Company or any of the Company Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Evaluation Material, and (b) none of the Company or any of the Company Representatives shall have any liability to you or to any of the Specified Hoak Personnel relating
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to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom. You and the Specified Hoak Personnel (or anyone acting on your or their behalf) shall not directly or indirectly initiate contact or communication with any executive or employee of the Company other than the Chief Executive Officer, Chief Financial Officer, General Counsel or any executive serving on the Board, and/or such other persons approved in writing by the foregoing or the Board concerning Evaluation Material, or to seek any information in connection therewith from any such person other than the foregoing, without the prior consent of the Company; provided, however, the restriction in this sentence shall not apply to the Appointee acting solely in her capacity as a director in accordance with the Support Agreement and the Company’s governance and other guidelines (it being understood that, without limitation, requests or contact by Appointee shall be presumed to be in her director capacity if generally consistent with customary Board or Board committee responsibilities or conduct and/or her fiduciary duties).
5. All Evaluation Material shall remain the property of the Company. Neither you nor any of the Specified Hoak Personnel shall by virtue of any disclosure of and/or your use of any Evaluation Material acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company. At any time after the date on which the Appointee is no longer a director of the Company, upon the request of the Company for any reason, you will promptly return to the Company or destroy all hard copies of the Evaluation Material and use commercially reasonable efforts to permanently erase or delete all electronic copies of the Evaluation Material in your or any of the Specified Hoak Personnel’s possession or control (and, upon the request of the Company, shall promptly certify to the Company that such Evaluation Material has been erased or deleted, as the case may be). Notwithstanding the return or erasure or deletion of Evaluation Material, you and the Specified Hoak Personnel will continue to be bound by the obligations contained herein.
6. You (i) acknowledge, and will advise the Specified Hoak Personnel, that the Evaluation Material may constitute material non-public information under applicable federal and state securities laws, and that the United States securities laws prohibit any Person who has received from an issuer any such material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities, and (ii) shall not, and you shall use your commercially reasonable efforts to ensure that the Specified Hoak Personnel, do not, trade or engage in any derivative or other transaction, on the basis of such information in violation of such laws.
7. You hereby represent and warrant to the Company that (i) you have all requisite company power and authority to execute and deliver this letter agreement and to perform your obligations hereunder, (ii) this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms, (iii) this letter agreement will not result in a violation of any terms or conditions of any agreements to which you are a party or by which you may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting you, and (iv) your entry into this letter agreement does not require approval by any owners or holders of any equity or other interest in you (except as has already been obtained).
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8. Any waiver by the Company of a breach of any provision of this letter agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this letter agreement. The failure of the Company to insist upon strict adherence to any term of this letter agreement on one or more occasions shall not be considered a waiver or deprive the Company of the right thereafter to insist upon strict adherence to that term or any other term of this letter agreement.
9. You acknowledge and agree that the value of the Evaluation Material to the Company may be impractical or difficult to assess in monetary terms. You further acknowledge and agree that in the event of an actual or threatened violation of this letter agreement, immediate and irreparable harm or injury may be caused for which money damages would not be an adequate remedy. Accordingly, you acknowledge and agree that, in addition to any and all other remedies which may be available to the Company at law or equity, the Company shall be entitled to seek an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement exclusively in any federal or state court of competent jurisdiction in any federal court within the State of Delaware. In the event that any action shall be brought in equity to enforce the provisions of this letter agreement, you shall not allege, and you hereby waive the defense, that there is an adequate remedy at law.
10. This Agreement shall be construed in accordance with, and this Agreement and all disputes hereunder shall be governed by, the laws of the State of Delaware, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment in any such action, suit or proceeding may be brought, on a non-exclusive basis, in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). By execution and delivery of this Agreement, each of the parties hereto irrevocably accepts and submits itself to the non-exclusive jurisdiction of any such court, generally and unconditionally, with respect to any such action, suit or proceeding and waives any defense of forum non conveniens or based upon venue if such action, suit or proceeding is brought in accordance with this provision.
11. This letter agreement and the Support Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior or contemporaneous agreements or understandings, whether written or oral. This letter agreement may be amended only by an agreement in writing executed by the parties hereto.
13. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy and email, when such telecopy is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:
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if to the Company:
            Noodles & Company
520 Zang Street, Suite D
Broomfield, Colorado 80021
Attention:    Melissa Heidman
Email:        mheidman@noodles.com
if to Hoak:
Hoak & Co.
3963 Maple Ave, Suite 450
    Dallas, Texas 75219
Attention:    J. Hale Hoak
Email:        hale@hoakco.com
14. If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.
15. This letter agreement may be executed in two or more counterparts which together shall constitute a single agreement.
16. This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company. This letter agreement, however, shall be binding on successors of the parties hereto.
18. This letter agreement and the obligations contained herein shall expire one (1) year from the date on which the Appointee no longer serves as a director of the Company; except that you shall maintain in accordance with the confidentiality obligations set forth herein any Evaluation Material constituting trade secrets for such longer time as such information constitutes a trade secret of the Company as defined under 18 U.S.C. § 1839(3).
19. No licenses or rights under any patent, copyright, trademark, or trade secret are granted or are to be implied by this letter agreement.
20. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this letter agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this agreement against any party that drafted
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or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this agreement shall be decided without regards to events of drafting or preparation. The term “including” shall in all instances be deemed to mean “including without limitation.”
[Signature Pages Follow]
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Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

Very truly yours,
NOODLES & COMPANY

By: /s/ MELISSA HEIDMAN
Name: Melissa M. Heidman
Title: EVP, General Counsel & Secretary

[Signature Page to the Confidentiality Agreement]

Accepted and agreed as of the date first written above:

By:    /s/ J. HALE HOAK
Name:    J. Hale Hoak
Title    President, Hoak & Co.,
    GP of Hoak Fund Management, L.P.,
    GP, of Hoak Public Equities, L.P.

Hoak & Co.
By:    /s/ J. HALE HOAK
Name:    J. Hale Hoak
Title    President
J. Hale Hoak
By:    /s/ J. HALE HOAK
Hoak Fund Management, L.P.
By:    /s/ J. HALE HOAK
Name:    J. Hale Hoak
Title    President, Hoak & Co.,
    GP of Hoak Fund Management, L.P.,
James M. Hoak, Jr.
By:    /s/ JAMES M. HOAK JR.
Zierk Family 2010 Irrevocable Trust
By:    /s/ J. HALE HOAK
Name:    J. Hale Hoak
Title    Trustee
Britain Peakes
By:    /s/ BRITAIN PEAKES
[Signature Page to the Confidentiality Agreement]

SCHEDULE A

James M. Hoak, Jr.
J. Hale Hoak
Hoak Public Equities, L.P.
Zierk Family 2010 Irrevocable Trust
Hoak & Co.
Hoak Fund Management, L.P.

SCHEDULE B
J. Hale Hoak (acting in his capacity as an employee or representative of any of the parties on Schedule A)

Britain Peakes (acting in her capacity as an employee or representative of any of the parties on Schedule A and not as director)